Exhibit 99.1

Olympic Steel Reports 2016 First-Quarter Financial Results

Board Declares Regular Quarterly Cash Dividend

CLEVELAND--(BUSINESS WIRE)--April 29, 2016--Olympic Steel Inc. (Nasdaq: ZEUS), a leading national metals service center, today announced financial results for the first quarter ended March 31, 2016.

First-quarter 2016 net sales were $258.3 million, compared with $345.9 million in 2015’s first quarter, due to significantly lower year-over-year metal prices and moderately less consolidated sales volume. The Company reported a net loss of $0.8 million, or $0.07 per share, in the first quarter of 2016, versus net income of $1.1 million, or $0.10 per diluted share, in same quarter last year.

“We successfully navigated challenging industry conditions that began in 2014 by quickly reducing operating expenses and carefully managing working capital,” said Chairman and Chief Executive Officer Michael D. Siegal. “Since that time, we lowered debt, strengthened our balance sheet and reduced inventory levels to better align with a lower demand environment.”

For the first time in more than a year, metal prices started increasing in mid-December 2015 and have been progressively rising in 2016, according to Siegal.

“Our market share gains and profit improvement initiatives, combined with continuing positive momentum in metal prices bode well for future financial results,” he added.

The Company’s Board of Directors also approved a regular quarterly cash dividend of $0.02 per share, which is payable on June 15, 2016, to shareholders of record on June 1, 2016.

Conference Call and Webcast

A simulcast of Olympic Steel’s 2016 first-quarter earnings conference call can be accessed via the investor relations section of the Company’s website at www.olysteel.com. The simulcast will begin at 9 a.m. ET today and a replay of the call will be available for 14 days thereafter.

Forward-Looking Statements

It is the Company’s policy not to endorse any analyst’s sales or earnings estimates. Forward-looking statements in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are typically identified by words or phrases such as “may,” “will,” “anticipate,” “should,” “intend,” “expect,” “believe,” “estimate,” “project,” “plan,” “potential,” or “continue,” as well as the negative of these terms or other similar expressions. Such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those implied by such statements. Readers are cautioned not to place undue reliance on these forward-looking statements. Such risks and uncertainties include, but are not limited to: general and global business, economic, financial and political conditions; competitive factors such as the availability, global production levels and pricing of metals, industry shipping and inventory levels and rapid fluctuations in customer demand and metals pricing; cyclicality and volatility within the metals industry; the strengthening of the U.S. dollar and the related impact on foreign steel pricing, U.S. exports, and foreign imports to the United States; the levels of imported steel in the United States; the availability and costs of transportation and logistical services; the successes of our strategic efforts and initiatives to increase sales volumes, maintain or improve working capital turnover and free cash flows, improve our customer service, and achieve cost savings, including our internal program to improve earnings; our ability to generate free cash flow through operations and limited future capital expenditures, reduce inventory and repay debt within anticipated time frames; events or circumstances that could impair or adversely impact the carrying value of any of our assets; risks and uncertainties associated with intangible assets, including additional impairment charges related to indefinite lived intangible assets; events or circumstances that could adversely impact the successful operation of our processing equipment and operations; the amounts, successes and our ability to continue our capital investments and strategic growth initiatives, including our business information system implementations; the successes of our operational excellence initiatives to improve our operating, cultural and management systems and reduce our costs; the ability to comply with the terms of our asset-based credit facility; the ability of our customers and third parties to honor their agreements related to derivative instruments; customer, supplier and competitor consolidation, bankruptcy or insolvency; reduced production schedules, layoffs or work stoppages by our own, our suppliers’ or customers’ personnel; the impacts of union organizing activities and the success of union contract renewals; the timing and outcomes of inventory lower of cost or market adjustments and last-in, first-out, or LIFO income, especially during periods of declining market pricing; the ability of our customers (especially those that may be highly leveraged, and those with inadequate liquidity) to maintain their credit availability; the inflation or deflation existing within the metals industry, as well as our product mix and inventory levels on hand, which can impact our cost of materials sold as a result of the fluctuations in the LIFO inventory valuation; the adequacy of our existing information technology and business system software, including duplication and security processes; the adequacy of our efforts to mitigate cyber security threats; access to capital and global credit markets; our ability to pay regular quarterly cash dividends and the amounts and timing of any future dividends; our ability to repurchase shares of our common stock and the amounts and timing of any repurchases, if any; and unanticipated developments that could occur with respect to contingencies such as litigation and environmental matters, including any developments that would require any increase in our costs for such contingencies.

About Olympic Steel

Founded in 1954, Olympic Steel is a leading U.S. metals service center focused on the direct sale and distribution of large volumes of processed carbon, coated and stainless flat-rolled sheet, coil and plate steel and aluminum products. The Company’s CTI subsidiary is a leading distributor of steel tubing, bar, pipe, valves and fittings, and fabricates pressure parts for the electric utility industry. Headquartered in Cleveland, Ohio, Olympic Steel operates from 33 facilities in North America.

For additional information, please visit the Company’s website at www.olysteel.com or www.b2i.us/profiles/investor/ContactUs.asp?BzID=2195

-Financial Tables Follow-

Olympic Steel, Inc. Consolidated Statements of Operations (in thousands, except per-share data)

	Three Months Ended Mar. 31,
	2016	2015
	(unaudited)
Net sales	$258,349	$345,865

Costs and expenses

Cost of materials sold (excludes items shown separately below)	199,820	279,939
Warehouse and processing	20,492	22,537
Administrative and general	16,040	17,330
Distribution	9,207	9,301
Selling	5,687	5,891
Occupancy	2,337	2,710
Depreciation	4,509	4,590
Amortization	222	222

Total costs and expenses	258,314	342,520

Operating income	35	3,345

Other income (loss), net	(5)	(31)

Income before interest and income taxes	30	3,314
Interest and other expense on debt	1,285	1,563

Income (loss) before income taxes	(1,255)	1,751
Income tax provision (benefit)	(488)	682

Net income (loss)	$(767)	$1,069

Earnings per share:

Net income (loss) per share - basic	$(0.07)	$0.10

Weighted average shares outstanding - basic	11,182	11,195

Net income (loss) per share - diluted	$(0.07)	$0.10

Weighted average shares outstanding - diluted	11,182	11,195

Olympic Steel, Inc. Consolidated Balance Sheets (in thousands)

	At Mar. 31, 2016	At Dec. 31, 2015
	(unaudited)	(audited)
Assets

Cash and cash equivalents	$2,430	$1,604
Accounts receivable, net	114,702	92,877
Inventories, net (includes LIFO debit of $6,555 as of Mar. 31, 2016 and Dec. 31, 2015)	189,814	206,645
Prepaid expenses and other	7,847	7,820
Total current assets	314,793	308,946

Property and equipment, at cost	371,886	372,129
Accumulated depreciation	(208,461)	(205,591)
Net property and equipment	163,425	166,538

Intangible assets, net	24,535	24,757
Other long-term assets	14,892	13,229
Total assets	$517,645	$513,470

Liabilities

Current portion of long-term debt	$2,690	$2,690
Accounts payable	56,038	55,685
Accrued payroll	8,278	6,884
Other accrued liabilities	14,613	11,801
Total current liabilities	81,619	77,060

Credit facility revolver	145,214	145,800
Other long-term liabilities	12,792	11,419
Deferred income taxes	23,443	24,496
Total liabilities	263,068	258,775

Shareholders' Equity

Preferred stock	-	-
Common stock	128,949	128,129
Treasury stock	(699)	(699)
Accumulated other comprehensive loss	(23)	(70)
Retained earnings	126,350	127,335
Total shareholders' equity	254,577	254,695
Total liabilities and shareholders' equity	$517,645	$513,470

Olympic Steel, Inc. Segment Financial Information (in thousands)

	Three Months Ended
	Mar. 31,
	(unaudited)
	2016	2015
Net sales
Carbon flat products	$161,434	$228,545
Specialty metals flat products	45,830	52,631
Tubular and pipe products	51,085	64,689
Total net sales	$258,349	$345,865

Depreciation and amortization
Carbon flat products	$2,954	$3,161
Specialty metals flat products	193	160
Tubular and pipe products	1,559	1,466
Corporate	25	25
Total depreciation and amortization	$4,731	$4,812

Operating income (loss)
Carbon flat products	$(2,178)	$470
Specialty metals flat products	1,756	590
Tubular and pipe products	2,243	4,254
Corporate	(1,786)	(1,969)
Total operating income	$35	$3,345

Other income (loss), net	(5)	(31)
Income before interest and income taxes	$30	$3,314
Interest and other expense on debt	1,285	1,563
Income (loss) before income taxes	$(1,255)	$1,751

Capital expenditures
Flat products segments	$1,234	$1,188
Tubular and pipe products	162	503
Corporate	-	-
Total capital expenditures	$1,396	$1,691

	At Mar. 31,	At Dec. 31,
	2016	2015
Total assets
Flat products segments	$324,344	$329,885
Tubular and pipe products	192,870	183,129
Corporate	431	456
Total assets	$517,645	$513,470

Other information:
(in thousands, except per-share data)	At Mar. 31,	At Dec. 31,
	2016	2015

Shareholders' equity per share	$23.23	$23.25

Debt-to-equity ratio	0.58 to 1	0.58 to 1

	Three Months Ended
	Mar. 31,
	2016	2015

Net cash from operating activities	$2,845	$14,568

Cash dividends per share	$0.02	$0.02

CONTACT:
Olympic Steel Investor Relations
Matthew J. Dennis, CFA, 216-672-0522